Exhibit 10.15

CONFORMED COPY

SHAREHOLDER LOAN

THIS AGREEMENT is made on 02 October 2009

BETWEEN

(1)                      Trony Solar Holdings Company Limited, an exempted limited liability company organised under the laws of the Cayman Islands with registered number 170103 and having its registered office at Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Borrower”); and

(2)                      Lakes Invest Limited, a company organised and existing under the laws of the British Virgin Islands and having its registered office at Commonwealth Trust Limited, Drake Chamber, Road Town, Tortola, British Virgin Islands (the “Lender”).

IT IS AGREED as follows:

1.                      DEFINITIONS

“Agreement” means this shareholder loan agreement as originally executed and as the same may be amended, supplemented or otherwise modified from time to time.

“Availability Period” means the period commencing on the date hereof and (i) in respect of the portion of the Loan to be made pursuant to paragraph 2.2, ending on the date falling 30 days after the date hereof, and (ii) in respect of the portion of the Loan to be made pursuant to paragraph 2.3, ending on the day falling 30 days after the First Borrowing Date.

“Borrowing Date” means the First Borrowing Date and the Second Borrowing Date, as applicable.

“Business Day” means a day on which banks are open for business in Hong Kong and the British Virgin Islands, other than a Saturday or a Sunday.

“First Borrowing Date” means the date on which the initial portion of the Loan (being up to U.S.$20,000,000 net of expenses) is made, following satisfaction (or waiver) of the conditions precedent set forth in Sections 3.1 and 3.3 of the ICBC Loan Agreement.

“ICBC Loan” means the US$30,000,000 loan from ICBC International Finance Ltd as lender to Lakes Invest Limited as borrower made pursuant to the ICBC Loan Agreement.

“ICBC Loan Agreement” means the US$30,000,000 loan facility agreement dated on or around the date hereof as between ICBC International Finance Ltd as lender and Lakes Invest Limited as borrower.

“IPO” means an initial listing of all or any part of the share capital of the Borrower on any recognised stock exchange or recognised market for trading securities in any jurisdiction.

“Liabilities” means the Series A Investors’ Liabilities and the Lender Liabilities.

“Lender Liabilities” means the due and punctual payment and performance of all unpaid principal of and interest on the Loan and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the ICBC Loan, whether on account of principal, interest, indemnities, costs, expenses or otherwise.

“London Business Day” means any day on which deposits of U.S. Dollars are transacted in the London Interbank Market.

“Maturity Date” means the date falling six (6) months after the Borrowing Date provided that in the event that the Borrower has not completed an IPO by such date, the Maturity Date shall be automatically extended to the first anniversary of the Borrowing Date, and provided further that if the Borrower has completed an IPO within the 30 day period prior to such first anniversary, the Maturity Date shall be 30 days after the completion of the IPO.

“Second Borrowing Date” means the date on which the remaining portion of the Loan (being up to U.S.$10,000,000) is made, following satisfaction or waiver of the conditions set forth in Sections 3.2 and 3.3 of the ICBC Loan Agreement.

“Series A Investors” means each of JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation.

“Series A Investors Discharge Date” means the date on which all Series A Investors’ Liabilities have been fully discharged.

“Series A Investors’ Liabilities” means any and all present and future sums, liabilities and obligations owed by the Borrower to the Series A Investors in respect of the obligations of performance of the Redemption Right (as defined in Article 4.5(a) (i) of the Memorandum and Articles of Association of the Borrower as amended and restated on or around the date hereof).

2.                      ADVANCES

2.1                     Subject to the terms and conditions of this Agreement, the Lender agrees to make a loan (in two portions) to the Borrower on up to two occasions during the Availability Period in the amount of U.S.$30,000,000; the loan shall be made available in U.S. Dollars (collectively, the “Loan”).

2.2                     The Lender shall make U.S.$20,000,000, comprising the initial portion of the Loan, available to the Borrower in immediately available funds on the First Borrowing Date.

2.3                     Subject to satisfaction of the conditions precedent described in Section 3.2 of the ICBC Loan Agreement, the Lender shall make U.S.$10,000,000, comprising the remaining portion of the Loan, available to the Borrower in immediately available funds on the Second Borrowing Date.

3.                      PURPOSE

The Borrower may use the proceeds of the Loan for use in expanding its manufacturing facilities and manufacturing lines and for other general corporate purposes.

4.                      INTEREST

4.1                     The outstanding principal amount of the Loan shall accrue interest from and including the Borrowing Date to but excluding the maturity of the Loan (whether by acceleration or otherwise) at a rate of 3.5 per. cent per annum.

4.2                     Accrued interest on the outstanding principal amount of the Loan shall be payable in U.S. Dollars quarterly in arrears from the Borrowing Date, on any prepayment prior to maturity (on the amount so prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

4.3                     Interest on the Loan shall be calculated on the basis of a 365-day year for the actual days elapsed.

5.                      REPAYMENT

5.1                     The aggregate unpaid principal amount of the Loan shall be due and payable on the Maturity Date. The Borrower shall make the repayment by transfer into an account designated in writing by the Lender.

5.2                     The Borrower shall have the right upon not less than one (1) Business Day’s prior notice to the Lender in writing to prepay all or part of the outstanding Loan, without any penalty or financing cost; provided that any optional prepayment under this Section 5.2 shall require the prior written consent of the Series A Investors Each prepayment shall be in a principal amount equal to US$1,000,000 or an integral multiple of US$1,000,000, or in the full outstanding amount of the Loan. Each notice of prepayment shall specify the date and amount of such prepayment.

5.3                     Upon receipt by the Borrower of proceeds of an IPO, the Borrower shall reserve an amount of the proceeds equal to an amount not less than the ICBC Loan plus accrued interest thereon and shall not use such proceeds for any purpose other than for the repayment of the Loan and the ICBC Loan in accordance with Section 5.5.

5.4                     Each repayment of principal on the Loan shall be accompanied by payment of the accrued and unpaid interest on the principal amount being prepaid through the date of repayment.

5.5                     The Borrower shall, on behalf of the Lender, repay the outstanding ICBC Loan in full directly to ICBC International Finance Ltd from the proceeds of the IPO of the Borrower and such payment by the Borrower to ICBC International Finance Ltd. shall be deemed to constitute the repayment of the outstanding Loan in full by the Borrower to the Lender. Such repayment shall be made as soon as practicable after the IPO date and, within any event, by 30 days of the IPO date.

6.                      INDEMNITY

Subject to Section 8, the Borrower indemnifies the Lender, and agrees to pay the Lender on demand, in each case, to the extent that the Lender does not engage in wilful misconduct, any amounts which the Lender is required to pay under Sections 7.7 or 7.8 of the ICBC Loan Agreement to the extent the Lender has not received funds from the Borrower to enable it to make such payment under Sections 4 and 5 of this Agreement.

7.                      EVENTS OF DEFAULT

7.1       Each of the following specified events shall constitute an Event of Default:

(a)   the Borrower shall fail to pay when due any principal amount of the Loan;

(b)   any Event of Default (as defined therein) shall have occurred under the ICBC Loan Agreement and the lender thereunder shall have exercised its rights under Section 6.2 of the ICBC Loan Agreement;

(c)   the Borrower shall fail to pay its debts generally as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganisation, arrangement, adjustment, dissolution, composition, protection, relief, or composition of it or its debts under any law relating to bankruptcy, reorganisation, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or make a general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts when they become due and, with respect to any such proceeding instituted against the Borrower, such proceeding shall not have been dismissed within forty-five (45) days of its commencement; or the Borrower shall take any corporate action to authorise any of the actions set forth in this paragraph 7.1(c).

7.2       Upon occurrence of such Event of Default and at any time thereafter, if any Event of Default shall then be continuing, the Lender may, upon written notice to the Borrower:

(a)  terminate its commitments hereunder;

(b) subject to Section 8, declare all sums of interest and principal remaining on the Loan and all other sums outstanding under or in respect of this Agreement to be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived by the Borrower (but if an Event of Default as described in paragraph 7.2(c) occurs all sums of interest and principal remaining on the Loan and all other sums outstanding under or in respect of this Agreement are immediately due and payable without any action by the Lender);

(c)   subject to Section 8, exercise rights of set-off;

(d)   subject to Section 8, proceed to enforce all other rights and remedies available to the Lender under the applicable law.

8.                      SUBORDINATION

The Lender and the Borrower agree that the Lenders Liabilities shall be subordinated in right of payment to the Series A Investors’ Liabilities on the terms set forth in Schedule 1 to this Agreement.

9.                      ASSIGNMENT

The Lender may at any time transfer any of its rights and/or obligations under this Agreement or in relation to any part of the loans with the consent of the Borrower (such consent not to be unreasonably withheld).  The Borrower shall not transfer or novate any of its rights and/or obligations under this Agreement without the prior written consent of (i) the Lender; and (ii) the lender under the ICBC Loan Agreement (such consent not to be unreasonably withheld).

10.               ARBITRATION

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach termination or invalidity thereof, shall be settled by arbitration in the Hong Kong Special Administrative Region of the People’s Republic of China under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with these Rules. The number of arbitrators shall be three and the arbitration proceedings shall be conducted in English.

11.               COUNTERPARTS

This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

12.               GOVERNING LAW

This Agreement shall be governed by, and construed under, the laws of the State of New York.

SCHEDULE 1

SUBORDINATION TERMS

RECITALS:

A.            Pursuant to a series A preferred share purchase agreement dated September 26, 2008 (the “Share Purchase Agreement”) made among the Borrower, the HK Off-Shore Company, the PRC On-Shore Company, the Series A Investors and certain other parties thereto, the Series A Investors, severally but not jointly, purchased certain Series A Preferred Shares issued by Trony Cayman in accordance with terms and conditions of the Share Purchase Agreement.

B.            Pursuant to the Borrower’s Amended and Restated Memorandum and Articles of Association adopted at the closing of the Share Purchase Agreement (as amended on or around the date hereof, the “Restated Articles”), the Series A Investors have a right to redeem the Series A Preferred Shares upon the occurrence of certain events.

C.            The Lender and ICBC International Finance Limited (“ICBC”) entered into a loan agreement (the “ICBC Loan Agreement”) dated October 02, 2009 whereby ICBC has agreed to make loans of up to US$30,000,000 in aggregate principal amount to the Lender (the “ICBC Loan”).

E.             The Lender and the Borrower have entered into a shareholder loan agreement (to which this Schedule is attached) (the “Shareholder Loan Agreement”) pursuant to which the Lender has agreed to on-lend the proceeds of the ICBC Loan to the Borrower by way of a shareholder loan (the “Shareholder Loan”).

1.                                       DEFINED TERMS AND INTERPRETATION

1.1           Definitions

In this Schedule (including the recitals above), unless the context requires otherwise:

(a) all capitalized terms used herein without definition shall have the meanings assigned thereto in the Shareholder Loan Agreement; and

(b) the following terms have the meanings set out below:

“Redemption Stop Notice” has the meaning given to it in Section 2.3(b).

“Redemption Stop Period” means the period commencing on the date of service of the Redemption Stop Notice and ending on the earlier of: (i) the date falling 60 days thereafter; (ii) the date on which the Series A Investors notify the Borrower that the Redemption Right will not be exercised in relation to the Redemption Triggering Event (as defined in the Restated Articles) specified in the relevant Redemption Stop Notice; and (iii) the Termination Date.

“Senior Default Period” means the period commencing upon the exercise by any Series A Investor of the Redemption Right (as defined in the Restated Articles) and ending on the Termination Date.

“Senior Obligations” means all debts, liabilities and obligations of the Borrower to the Series A Investors in respect of the Redemption Right (as defined in the Restated Articles), whether or not triggered or exercised.

“Security” means any charge, mortgage, pledge, lien, guarantee, indemnity security interest or other similar encumbrance.

“Subordinated Indebtedness” means all rights and benefit, present and future, actual or contingent, of any nature which the Lender has against, or is owed by, the Borrower under the Shareholder Loan Agreement, including the right to receive, demand, sue for and recover for any monies due to the Lender from the Borrower under the Shareholder Loan Agreement and any other documents entered into in connection therewith.

“Termination Date” has the meaning given to it in Section 4.

1.2                                 Interpretation

In this Schedule, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Schedule or any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time. Unless otherwise stated, references to Sections are to sections of this Schedule.  Section headings are inserted for reference only and shall be ignored in construing this Schedule.

2.                                       SUBORDINATION OF INDEBTEDNESS

2.1           Subordination

In consideration of the Series A Investors agreeing to consent to the Lender and the Borrower entering into the Shareholder Loan Agreement and the Borrower borrowing the Shareholder Loan, the Lender and the Borrower agree that so long as the Senior Obligations, or any part thereof, remains outstanding:

(a) the Borrower will not make, and the Lender will not receive, any payment (whether of interest, principal, indemnity or otherwise) under the Shareholder Loan Agreement during any Senior Default Period;

(b) The Borrower will not make, and the Lender will not receive, any payment (whether of principal, interest or otherwise) under the Shareholder Loan Agreement during a Redemption Stop Period.

(c) in the event the Lender receives any monies in respect of the Shareholder Loan during a Senior Default Period or during a Redemption Stop Period, it irrevocably and unconditionally undertakes to remit to the Series A Investors (or in accordance with their written directions) any and all such monies immediately upon receipt of the same;

(d) the Subordinated Indebtedness is and shall remain unsecured by any Security; and is not, and shall not become capable of being, subject to any right of set-off or counterclaim;

(e) the Borrower and the Lender shall not increase the rate of interest applicable to the Shareholder Loan or increase any other amount payable under the Shareholder Loan or amend the terms of the Shareholder Loan or this Agreement in any manner adverse to the Series A Investors, nor assign or transfer any or all of their respective rights and obligations under the Shareholder Loan Agreement, without the prior written consent of the Series A Investors; and

(f) the Borrower shall not prepay the Shareholder Loan (except where such prepayment is made with the proceeds of an IPO) without prior written consent of each of the Series A Investors.

2.2           Proceedings for the Winding-up of the Borrower

In any proceedings for the compulsory or voluntary winding-up, liquidation or dissolution of the Borrower (or any proceedings analogous thereto):

(a) the Series A Investors shall be entitled to receive payment in full of the Senior Obligations before the Lender shall be entitled to receive any payment on account of the Subordinated Indebtedness or any part thereof; and

(b) the Lender agrees that it will prove for the full amount of its claims in respect of the Subordinated Indebtedness and that any amounts payable to it in respect of the Subordinated Indebtedness shall be applied in accordance with Section 2.1(b) until the whole of the Senior Obligations shall have been discharged and the remaining balance (if any) may be applied towards payment of the amounts owing to the Lender in respect of the Subordinated Indebtedness.

2.3           Notice of Senior Default or Redemption Event

(a) The Borrower shall notify the Lender of any outstanding Senior Default promptly on becoming aware of its occurrence.

(b) On the occurrence of a Redemption Triggering Event, the Borrower shall serve a notice on the Lender specifying such Redemption Triggering Event (a “Redemption Stop Notice”), promptly on becoming aware of such event; provided that the serving of the default notice by the Lender to the Borrower pursuant to Section 7.2(b) of the Shareholder Loan Agreement shall be deemed a Redemption Stop Notice for the purposes of these subordination terms; provided further that any Series A Investor may also serve a Redemption Event Notice to the Lender for the purposes hereunder if a Redemption Event Notice has not been served by the Borrower to the Lender.

3.                                       PROTECTION OF SUBORDINATION

3.1           Continuing Subordination

The subordination and payment undertaking provisions in this Schedule shall:

(a) remain in full force and effect by way of continuing subordination;

(b) not be affected in any way by any settlement of account or any other matter or thing until the Termination Date; and

(c) apply notwithstanding any other agreement between the Lender and the Borrower (whether present or future) and prevail over any such agreement to the extent of any inconsistency.

3.2           Subordination Unaffected

The subordination in this Schedule and the obligations of the Lender and the Borrower hereunder will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations.  This includes:

(a) any time or waiver granted to, or composition with, the Lender, the Borrower or any other person;

(b) any release of any person under the terms of any composition or arrangement;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Lender, the Borrower or any other person;

(d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any other Security;

(e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Lender, the Borrower or any other person;

(f) any variation (however fundamental) or replacement of the Share Purchase Agreement, the Restated Articles, or the Shareholder Loan Agreement, or any other document or security so that references to that document in this Schedule shall include each variation or replacement;

(g) any unenforceability, illegality or invalidity of any obligation of any person under the Share Purchase Agreement, the Restated Articles, or the Shareholder Loan Agreement or any other document or security, to the intent that the obligations of the parties hereto shall remain in full force, and this Schedule be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

(h) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Lender, the Borrower or any other person under the Share Purchase Agreement, the Restated Articles, or the Shareholder Loan Agreement, or any other document or security resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the obligations of the parties hereunder be construed as if there were no such circumstance.

4.                                       TERMINATION

At such time as the Senior Obligations are paid in full in accordance with the provisions of the Share Purchase Agreement, the Restated Articles (the “Termination Date”), the subordination provisions of this Schedule shall terminate.

5.                                       FURTHER ASSURANCES

5.1           The Lender and Borrower further agree to:

(a) execute such affidavits and certificates as the Series A Investors shall reasonably require to further evidence the agreements herein contained; and

(b) co-operate with the Series A Investors or its representatives in relation to any matter contemplated by this Agreement.

6.                                       THIRD PARTY BENEFICIARY

Each Series A Investor shall be a third party beneficiary for all purposes under this Schedule and all relevant provisions of the Agreement that benefit the Series A Investors.  Prior to the Termination Date, each Series A Investor may exercise, as an independent right of enforcement, any right or remedy that the Lender, the Borrower or ICBC may have due to any breach or default by the Lender or the Borrower of the terms of this Schedule or other terms of the Agreement that benefit the Series A Investors.

7.                                       RELIANCE BY SERIES A INVESTORS ON SUBORDINATION PROVISIONS

The Lender acknowledges and agrees, that the foregoing subordination provisions and all relevant provisions in this Agreement that benefit the Series A Investors are, and are intended to be, an inducement and a consideration to the Series A Investors agreeing to consent to the Lender and the Borrower entering into the Shareholder Loan Agreement and the Borrower borrowing the Shareholder Loan and to the Series A Investors continuing to hold the Senior Obligations and each Series A Investor shall be deemed conclusively to have relied on such subordination provisions and such other provisions in this Agreement that benefit the Series A Investors in granting such consent and continuing to hold such Senior Obligations.

IN WITNESS WHEREOF, this agreement is executed by the duly authorized representatives of each party on 02 October 2009

Lender:		Borrower:

LAKES INVEST LIMITED		TRONY SOLAR HOLDINGS COMPANY LIMITED

Name:	Li Yi	Name:	Li Yi
Title:	Director	Title:	Director

[Signature page Shareholder Loan]